News Release

Integra LifeSciences Reports Third Quarter 2024 Financial Results
PRINCETON, N.J., November 4, 2024 - Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, today reported financial results for the third quarter ending September 30, 2024.

Third Quarter 2024 Highlights
•Third quarter revenues of $380.8 million decreased 0.4% on a reported basis and 8.6% on an organic basis compared to the prior year. Revenue decreased 10.3% on an organic basis excluding Boston.

•Third quarter GAAP earnings per diluted share of $(0.14), compared to $0.24 in the prior year; adjusted earnings per diluted share of $0.41, compared to $0.76 in the prior year.

•Shipping holds communicated during the second quarter earnings call are releasing in line with expectations.

•Integra Skin production is on pace to meet historical revenue run rates for the fourth quarter.

•Updating full-year 2024 revenue guidance to a range of $1.609 billion to $1.619 billion and adjusted EPS guidance to a range of $2.41 to $2.49 per share.

•The Company announced Mojdeh Poul as Integra’s next president and chief executive officer.

“Our third-quarter results highlight the early progress we are making to identify and remediate the gaps in our quality management system," said Jan De Witte, president and CEO of Integra LifeSciences. "We are progressing with the implementation of our compliance master plan across our manufacturing and supply chain operations, which will position us to meet robust market demand and more consistently and reliably deliver to customers, patients, and shareholders."

Third Quarter 2024 Consolidated Performance

Total reported revenues of $380.8 million decreased 0.4% on a reported basis and 8.6% on an organic basis compared to the prior year. Revenue decreased 10.3% on an organic basis excluding Boston.
The Company reported GAAP gross margin of 52.6%, compared to 57.1% in the third quarter of 2023. Adjusted gross margin was 63.0%, compared to 64.6% in the prior year.
Adjusted EBITDA for the third quarter of 2024 was $61.8 million, or 16.2% of revenue, compared to $88.1 million, or 23.0% of revenue, in the prior year.
The Company reported a GAAP net loss of $(10.7) million, or $(0.14) per diluted share, in the third quarter of 2024, compared to GAAP net income of $19.5 million, or $0.24 per diluted share, in the prior year.

Adjusted net income for the third quarter of 2024 was $31.7 million, or $0.41 per diluted share, compared to $60.5 million, or $0.76 per diluted share, in the prior year.

Third Quarter 2024 Segment Performance
Codman Specialty Surgical (~70% of Revenues)
Total revenues were $270.8 million, representing reported growth of 1.0% and an organic decline of 10.7% compared to the third quarter of 2023.

•Sales in Neurosurgery declined 16.0% on an organic basis
◦The decline was driven primarily by temporary shipping holds in CSF management and Neuro monitoring, which have largely been resolved within the third quarter, as well as supply challenges in Dural access and repair
◦Advanced energy grew mid-single digits driven by CUSA® capital and CUSA disposables
•Sales in Instruments grew 8.7% on an organic basis
•ENT reported revenue grew substantially due to the Acclarent acquisition

Tissue Technologies (~30% of Revenues)

Total revenues were $110.1 million, representing a reported decline of 3.6% and organic decline of 3.7% compared to the third quarter of 2023. Tissue Technologies sales were down 9.4% excluding sales of the Company’s products manufactured in Boston. Key drivers for the quarter include:

•Low double-digit decline in Integra Skin due to production challenges
•Low double-digit growth in DuraSorb®, MicroMatrix® and Cytal®
•Sales in private label grew 13.3% on an organic basis

CEO Transition Update

Today, the Company announced Mojdeh Poul as Integra’s next president and chief executive officer. Ms. Poul succeeds Jan De Witte, who previously announced he will retire as president and chief executive officer. Ms. Poul will join Integra on January 6, 2025, at which time she will also be appointed to Integra’s board of directors.

Advancing our Strategy

•Continued strong demand for Integra's diverse portfolio of leading brands
•Advancing the compliance master plan and investments in supply reliability
◦Neurosurgery shipping holds clearing in line with expectations
◦Integra Skin production is on pace to meet historical revenue run rates for the fourth quarter
•Began installing equipment in Braintree facility
•Continued integration success with the Acclarent ENT products
•Growth in DuraSorb® and UBM portfolio remains strong

Balance Sheet, Cash Flow and Capital Allocation
The Company generated cash flow from operations of $22.5 million in the quarter. Total balance sheet debt and net debt at the end of the quarter were $1.81 billion and $1.54 billion, respectively, and the consolidated total leverage ratio was 4.0x.

As of quarter end, the Company had total liquidity of approximately $1.18 billion, including $277 million in cash plus short-term investments and the remainder available under its revolving credit facility.

2024 Outlook
For the fourth quarter 2024, the Company expects reported revenues in the range of $441 million to $451 million, representing reported growth of 11.1% to 13.6% and organic growth of 2.0% to 4.5%. Fourth quarter guidance reflects the integration of Acclarent, stepped up revenue from progress clearing the third-quarter shipping holds, improved production for Integra Skin, partially offset by additional quality holds. The Company expects adjusted EPS in a range of $0.81 to $0.89.

For the full year 2024, the Company is updating its revenue and adjusted EPS ranges of $1.609 billion to $1.619 billion and $2.41 to $2.49, respectively. The revenue range represents reported growth of 4.4% to 5.0% and organic growth of -1.7% to -1.0%.

The Company’s organic sales growth guidance for the fourth quarter and the full year excludes acquisitions and divestitures, as well as the effects of foreign currency.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 a.m. ET on Monday November 4, 2024, to discuss third quarter 2024 financial results and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question-and-answer session following the call. Integra's management team will reference a presentation during the conference call, which can be found on the Investor section of the website at investor.integralife.com.

A live webcast will be available on the Investors section of the Company’s website at investor.integralife.com. For those planning to participate on the call, register here to receive dial-in details and an individual pin. While not required, it is recommended to join 10 minutes prior to the event’s start. A webcast replay of the conference call will be available on the Investors section of the Company’s website following the call.

About Integra

At Integra LifeSciences, we are driven by our purpose of restoring patients’ lives. We innovate treatment pathways to advance patient outcomes and set new standards of surgical, neurologic, and regenerative care. We offer a comprehensive portfolio of high quality, leadership brands. For the latest news and information about Integra and its products, please visit www.integralife.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” "forecast," "guidance," “plan,” “anticipate,” "target," or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this news release include, but are not limited to, statements concerning: future financial performance, including projections for revenues, expected revenue growth (both reported and organic), GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as divestiture, acquisition and integration-related charges, intangible asset amortization, structural optimization charges, EU Medical Device Regulation-related charges, charges related to the voluntary global recall of all products manufactured at the Company’s facility in Boston, Massachusetts and the transition of Boston-related manufacturing operations to the Company’s Braintree, Massachusetts facility, and income tax expense (benefit) related to non-GAAP adjustments and other items; and the Company’s expectations and plans with respect to business and operational performance, strategic initiatives, capabilities, resources, product development, product availability and regulatory approvals, including expectations regarding the implementation and efficacy of a compliance master plan to improve the Company's quality system. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: the ongoing and possible future effects of global challenges, including macroeconomic uncertainties, inflation, supply chain disruptions, trade regulation and tariffs, bank failures and other economic disruptions, and U.S. and global recession concerns, on the Company’s customers and on the Company’s business, financial condition, results of operations and cash flows; the Company's ability to execute its operating plan effectively; the Company’s ability to successfully integrate Acclarent and other acquired businesses; the Company’s ability to achieve sales growth in a timely fashion; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions, including the war in Ukraine and the conflict in Israel and Gaza; the Company's ability to manage its direct sales channels effectively; the sales performance of third-party distributors on whom the Company relies to generate revenue for certain products and geographic regions; the Company's ability to access and maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; difficulties in implementing the Company’s compliance master plan and realizing the benefits contemplated thereby within the anticipated timeframe, or at all; difficulties or delays in obtaining and maintaining required regulatory approvals related to the transition of the manufacturing to the Company’s Braintree manufacturing facility; the possibility that costs or difficulties related to building and the operationalization of the Braintree facility or the transition of manufacturing activities from the Company’s Boston facility to the Braintree facility will be greater than expected; fluctuations in hospitals' spending for capital equipment; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the Company's ability to comply with regulations regarding products of human origin and products containing materials derived from animal source; difficulties in controlling expenses, including costs to procure and manufacture the Company’s products; the ability of the Company to successfully manage leadership and organizational changes and the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of divestiture, acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry, including the EU Medical Device Regulation; the scope, duration and effect of U.S. and international governmental, regulatory, fiscal, monetary and public health responses to any future public health crises; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; potential negative impacts resulting from environmental, social and governance matters; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2023 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise, except as otherwise required by law.

Discussion of Adjusted Financial Measures

In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, organic revenues excluding Boston, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted net income, adjusted gross profit, adjusted gross margin, adjusted earnings per diluted share, free cash flow, adjusted free cash flow conversion, and net debt. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures. Organic revenues excluding Boston consist of total revenues, excluding (i) the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and (ii) revenues associated with Boston produced products including sales reported prior to the manufacturing stoppage and voluntary global recall of all products manufactured at the Company’s Boston, Massachusetts facility and distributed between March 1, 2018 and May 22, 2023, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2023 (the “recall”), and the impact of sales return provisions recorded. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) EU Medical Device Regulation-related charges; (iv) charges related to the recall and the transition of Boston-related manufacturing operations to the Company’s Braintree, Massachusetts facility; (v) intangible asset amortization expense; and (vi) income tax impact from adjustments. The measure of adjusted gross margin is calculated by dividing adjusted gross profit by total revenues. Adjusted gross profit consists of GAAP gross profit adjusted for: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) charges related to the recall and the transition of Boston-related manufacturing operations to the Company’s Braintree, Massachusetts facility; (iv) EU Medical Device Regulation-related charges; and (v) intangible asset amortization expense. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income. The measure of net debt consists of GAAP total debt (excluding deferred financing costs) less short-term investments, cash and cash equivalents.

Reconciliations of GAAP revenues to organic revenues, GAAP revenues to organic revenues excluding Boston, GAAP net income to adjusted EBITDA, and adjusted net income, GAAP gross profit to adjusted gross profit, GAAP gross margin to adjusted gross margin, GAAP total debt to net debt, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarter ended September 30, 2024 and 2023, and the GAAP operating cash flow to free cash flow and adjusted free cash flow conversion for the quarters ended September 30, 2024 and 2023, appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contact:

Chris Ward
(609) 772-7736

chris.ward@integralife.com

Media Contact:

Laurene Isip
(609) 208-8121
laurene.isip@integralife.com

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2024	2023
Total revenues, net	$380,834	$382,421

Costs and expenses:
Cost of goods sold	180,596	164,076
Research and development	27,435	26,596
Selling, general and administrative	177,193	161,948
Intangible asset amortization	3,760	3,208
Total costs and expenses	388,984	355,828

Operating income (loss)	(8,150)	26,593

Interest income	5,049	4,607
Interest expense	(19,373)	(13,062)
Other income, net	2,112	471
Income before income taxes	(20,362)	18,609
Income tax expense (benefit)	(9,667)	(888)
Net income (loss)	(10,695)	$19,497

Net income per share:
Diluted net income (loss) per share	$(0.14)	$0.24

Weighted average common shares outstanding for diluted net income per share	76,448	79,811

The following table presents revenues disaggregated by the major sources for the three months ended September 30, 2024 and 2023 (amounts in thousands):

	Three Months Ended September 30,
	2024	2023	Change
Neurosurgery	$175,956	209,229	(15.9)%
Instruments(2)	54,238	49,920	8.6%
ENT(2)	40,588	9,056	348.2%
Total Codman Specialty Surgical	270,782	268,205	1.0%

Wound Reconstruction and Care	80,461	88,071	(8.6)%
Private Label	29,592	26,145	13.2%
Total Tissue Technologies	110,053	114,216	(3.6)%
Total reported revenues	$380,835	$382,421	(0.4)%

Impact of changes in currency exchange rates	(185)	—
Less contribution of revenues from acquisitions	(31,008)	—
Less contribution of revenues from divested products	—	(13)
Total organic revenues(1)	$349,642	$382,408	(8.6)%

Boston Revenue impact	$(779)	$6,389
Total organic revenues(1) excl. Boston	$348,863	$388,797	(10.3)%

(1) Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.
(2) Prior period revenues included within our instruments business have been reclassified under the ENT business.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended September 30, 2024

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort (d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	7,810	3,643	5,896	(1,712)	—	(17)	—
Structural Optimization charges	5,739	3,737	1,983	19	—	—	—
EU Medical Device Regulation charges	10,578	823	4,844	4,910	—	—	—
Boston Recall/Braintree Transition	9,933	9,601	333	—	—	—	—
Intangible asset amortization expense	25,615	21,854	—	—	3,761	—	—
Estimated income tax impact from above adjustments and other items	(17,244)	—	—	—	—	—	(17,244)
Depreciation expense	10,216	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended September 30, 2023

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort (d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	5,832	407	6,638	(1,090)	—	(123)	—
Structural Optimization charges	3,729	1,847	1,909	(27)	—	—	—
EU Medical Device Regulation charges	13,490	1,263	5,661	6,565	—	—	—
Boston Recall	7,800	7,706	94	—	—	—	—
Intangible asset amortization expense	20,869	17,661	—	—	3,208	—	—
Estimated income tax impact from above adjustments and other items	(10,677)	—	—	—	—	—	(10,677)
Depreciation expense	9,670	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands)

	Three Months Ended September 30,
	2024	2023

GAAP net income (loss)	$(10,695)	$19,497
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	35,831	30,538
Other (income) expense, net	(2,095)	(348)
Interest expense, net	14,324	8,455
Income tax expense	(9,667)	(888)
Structural optimization charges	5,739	3,729
EU Medical Device Regulation charges	10,578	13,490
Boston Recall/ Braintree transition	9,933	7,800
Acquisition, divestiture and integration-related charges(1)	7,810	5,832
Total of non-GAAP adjustments	72,453	68,608
Adjusted EBITDA	$61,758	$88,105

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2024	2023

GAAP net income (loss)	$(10,695)	$19,497
Non-GAAP adjustments:
Structural optimization charges	5,739	3,729
Acquisition, divestiture and integration-related charges	7,810	5,832
EU Medical Device Regulation charges	10,578	13,490
Boston Recall/Braintree Transition	9,933	7,800
Intangible asset amortization expense	25,615	20,869
Estimated income tax impact from adjustments and other items	(17,244)	(10,677)
Total of non-GAAP adjustments	42,431	41,042
Adjusted net income	$31,736	$60,539

Adjusted diluted net income per share	$0.41	$0.76
Weighted average common shares outstanding for diluted net income per share	76,478	79,811

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	September 30, 2024	December 31, 2023

Short term investments	$62,441	$32,694
Cash and cash equivalents	215,157	276,402
Trade accounts receivable, net	248,298	259,327
Inventories, net	436,930	389,608

Current and long-term borrowing under senior credit facility	1,161,355	840,094
Borrowings under securitization facility	72,800	89,200
Convertible securities	572,442	570,255

Stockholders' equity	$1,521,587	$1,587,884

CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2024	2023

Net cash provided by operating activities	$78,642	$81,205
Net cash used in investing activities	(386,559)	(36,949)
Net cash provided by (used by) by financing activities	245,013	(223,035)
Effect of exchange rate changes on cash and cash equivalents	1,659	(4,150)

Net decrease in cash and cash equivalents	$(61,245)	$(182,929)

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended September 30,
	2024	2023
Net cash provided by operating activities	$22,480	$26,770

Purchases of property and equipment	$(29,646)	$(13,062)
Free cash flow	(7,166)	13,708

Adjusted net income(1)	$31,736	$60,539
Adjusted free cash flow conversion	(22.6)%	22.6%

	Twelve Months Ended September 30,
	2024	2023
Net cash provided by operating activities	$137,385	$166,538

Purchases of property and equipment	(99,381)	(56,868)
Free cash flow	$38,004	$109,670

Adjusted net income(1)	$192,791	$257,514
Adjusted free cash flow conversion	19.7%	42.6%

(1) Adjusted net income for quarters ended September 30, 2024 and 2023 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is useful in evaluating the significance of the cash special charges in its adjusted earnings measures.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - NET DEBT CALCULATION
(UNAUDITED)

(In thousands)
	September 30, 2024	December 31, 2023
Short-term borrowings under senior credit facility	29,063	14,531
Long-term borrowings under senior credit facility	1,132,292	825,563
Borrowings under securitization facility	72,800	89,200
Convertible securities	572,442	570,255
Deferred financing costs netted in the above	6,516	9,651
Short term investments	(62,441)	(32,694)
Cash & Cash Equivalents	(215,157)	(276,402)
Net Debt	$1,535,515	$1,200,104

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP GROSS PROFIT TO MEASURES OF ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN
(UNAUDITED)
(In thousands, except percentages)

	Three Months Ended September 30,
	2024	2023

Total revenues, net	$380,834	$382,421
Cost of goods sold	180,596	164,076
Reported Gross Profit	200,238	218,345
Structural optimization charges	3,737	1,847
Acquisition, divestiture and integration-related charges	3,643	407
Boston Recall/Braintree Transition	9,601	7,706
EU Medical Device Regulation	823	1,263
Intangible asset amortization expense	21,854	17,661
Adjusted Gross Profit	$239,895	$247,229
Total Revenues	$380,834	$382,421
Adjusted Gross Margin	63.0%	64.6%